UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________
FORM 8-K
_______________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2024
_______________________________________________________
DUTCH BROS INC.
(Exact name of registrant as specified in its charter)
_______________________________________________________

Delaware		001-40798	87-1041305
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
110 SW 4th Street			97526
Grants Pass,	Oregon
(Address of principal executive offices)			(Zip Code)
(541) 955-4700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, par value $0.00001 per share	BROS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the previously announced planned senior leadership changes, effective April 1, 2024, the Board of Directors of Dutch Bros Inc., a Delaware corporation (the “Company”), appointed Brian Maxwell to the newly created role of Vice Chair, and Sumitro Ghosh to the role of President of Operations, each to serve until his successor has been duly appointed, or until his earlier death, resignation, or removal. Mr. Maxwell will no longer be an executive officer following his appointment as Vice Chair.

Mr. Ghosh, age 56, has served as Incoming President of Operations of the Company and its subsidiaries since January 2024. Mr. Ghosh served as Global VP Nike Stores for NIKE, Inc. (NYSE: NKE), a multinational athletic footwear, apparel, equipment, and services corporation, from November 2021 to December 2023. Prior to that, he served as Chief Operating Officer of Foxtrot Ventures Inc., a food and drink convenience store and delivery service, from December 2020 to September 2021. He held various roles at Starbucks Corporation (Nasdaq: SBUX), a global coffee chain, from 2008 to December 2020, most recently as Senior Vice President of Siren Retail, Global Roastery and Reserve Stores from January 2019 to December 2020, and before that as Chief Executive Officer and Managing Director of TATA Starbucks Private Limited from January 2016 to January 2019. Mr. Ghosh serves on the Boards of Directors of the non-profit organizations India Initiative and New City Church, and on the Board of Advisors of VietFive Coffee. He holds a B.A. in Advertising from Michigan State University.

In connection with his appointment as Incoming President of Operations, on December 15, 2023, the Company entered into an offer letter with Mr. Ghosh (the “Agreement”). Pursuant to the Agreement, Mr. Ghosh will receive an annual base salary of $500,000, a signing bonus of $250,000, and is eligible to receive an annual cash bonus of 60% of his annual base salary. Mr. Ghosh received a one-time award of restricted stock units under the Company’s 2021 Equity Incentive Plan to acquire a number of shares of Class A common stock equal to $750,000, and he is also eligible for an annual award of restricted stock units under the Company’s 2021 Equity Incentive Plan to acquire a number of shares of Class A common stock equal to $550,000. Each award will vest and settle subject to the terms and conditions approved by the Board on the applicable grant date. He will receive reimbursement for relocation costs and expenses up to $200,000 and cell phone and internet stipends, and be eligible to participate in the Company’s standard benefits, subject to the terms and conditions of such plans and programs, including certain post-employment cash severance payments and other benefits pursuant to his Participation Agreement under the Company’s Amended and Restated Severance and change in Control Plan (the “Participation Agreement”). The foregoing description of the Agreement and the Participation Agreement is not complete, and is qualified in its entirety by reference to the Agreement and Participation Agreement, copies of which are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, respectively.

There are no arrangements or understandings between Mr. Ghosh and any other persons pursuant to which he was selected as President of Operations and there are no family relationships between Mr. Ghosh and any of the Company’s directors or other executive officers. Additionally, there are no transactions involving the Company and Mr. Ghosh that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Ghosh’s prior appointment as Incoming President of Operations, the Company entered into its standard indemnification agreement with Mr. Ghosh, which form indemnification agreement is filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on September 13, 2021 (File No. 333-258988).

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated as of December 15, 2023, by and between Dutch Bros Inc. and Sumitro Ghosh
10.2	Participation Agreement, dated as of December 15, 2023, by and between Dutch Bros Inc. and Sumitro Ghosh
104	Cover Page with Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUTCH BROS INC.
(Registrant)

Date:	April 2, 2024	By:	/s/ Charles L. Jemley
Charles L. Jemley
Chief Financial Officer